Bank of America 3Q14 Financial Results October 15, 2014

3Q14 Results 2 ____________________ 1 FTE basis. Represents a non-GAAP financial measure; see note A on slide 25. 2 The diluted earnings (loss) per common share excludes the effect of any equity instruments that are antidilutive to earnings per share. There were no potential common shares that were dilutive in the third quarter of 2014 because of the net loss applicable to common shareholders. 3Q14 Net interest income 1 $10.4 Noninterest income 11.0 Total revenue, net of interest expense 1 21.4 Noninterest expense 19.7 Pre-tax, pre-provision earnings 1 1.7 Provision for credit losses 0.6 Income before income taxes 1 1.1 Income tax expense 1 0.9 Net income $0.2 Diluted earnings (loss) per common share 2 ($0.01) Average diluted common shares (in billions) 2 10.5 Summary Income Statement ($B, except EPS) $4.9B of $5.6B total 3Q14 litigation expense Impact of previously announced DoJ Settlement $0.4B provision expense ($0.43) per diluted share after-tax

Balance Sheet Highlights

$ in billions, except for share amounts; end of period balances	3Q14	2Q14	3Q13
Balance Sheet			
Total assets	$2,123.6	$2,170.6	$2,126.7
Total loans and leases	891.3	911.9	934.4
Total deposits	1,112.0	1,134.3	1,110.1
Long-term debt	250.1	257.1	255.3
Preferred stock	17.9	14.8	13.3
Per Share Data			
Tangible book value per common share [1]	$14.13	$14.24	$13.62
Book value per common share	21.03	21.16	20.50
Common shares outstanding (in billions)	10.52	10.52	10.68
Capital			
Tangible common shareholders' equity [1]	$148.6	$149.7	$145.5
Tangible common equity ratio [1]	7.24 %	7.14 %	7.08 %
Common shareholders' equity	$221.2	$222.6	$219.0
Common equity ratio	10.41 %	10.25 %	10.30 %
Returns [2]			
Return on average assets	0.03 %	0.42 %	0.47 %
Return on average common shareholders' equity	n/m	3.68	4.06
Return on average tangible common shareholders' equity [1]	n/m	5.47	6.15

- Total assets declined $46.9B from 2Q14, driven by discretionary actions taken to manage liquidity and reduce credit and market risk

Key balance sheet actions in the quarter:

- Shifted certain mortgage loans into more-liquid debt securities
  - Converted $6.5B of residential mortgage loans insured by long-term standby agreements into liquid agency securities
  - Reinvested proceeds from $2.5B nonperforming and delinquent loan sales and $4.0B of net paydowns and maturities into securities
- Lowered assets in Global Markets and associated funding by $11.7B; this was driven by a decline in trading securities of $8.6B and low yielding prime brokerage loans of $3.3B
- $15B of the total deposit decline driven by optimization efforts, including the reduction of deposits with less LCR (Liquidity Coverage Ratio) benefit
- Issued $3.1B of preferred stock, benefitting Basel 3 Tier 1 capital
- Increased quarterly common stock dividend to $0.05 per share

[1] Represents a non-GAAP financial measure. For important presentation information, see slide 27.
[2] 3Q13 included a $1.1B charge as a result of a change in the U.K. corporate tax rate; excluding this charge, return on average assets, return on average common shareholders' equity and return on average tangible common shareholders' equity was 0.68%, 6.13% and 9.28%, respectively.
n/m = not meaningful

Bank of America 3

Regulatory Capital [1]

Basel 3 Transition (under Standardized approach) [2]			
$ in billions	**3Q14**	**2Q14**	
Common equity tier 1 capital	$152.9	$153.6	
Risk-weighted assets	1,271.6	1,284.9	
Common equity tier 1 capital ratio	12.0 %	12.0 %	
Tier 1 capital ratio	12.9	12.5	
Tier 1 leverage ratio	7.9	7.7	
Basel 3 Fully Phased-in			
$ in billions	**3Q14**	**2Q14**	**Required Minimum [3]**
Common equity tier 1 capital [4]	$135.5	$137.2	
Risk-weighted assets (under Standardized approach) [4]	1,418.2	1,436.8	
Common equity tier 1 capital ratio (under Standardized approach) [4]	9.6 %	9.5 %	8.5% by 2019
Bank Holding Company SLR [5]	~5.5	>5.0	5% by 2018
Bank SLR (pro-forma) [5,6]	~6.8	>6.0	6% by 2018

Basel 3 Transition (under Standardized approach) [2]

- Common equity tier 1 capital (CET1) ratio was stable at 12.0% in 3Q14

Basel 3 Fully Phased-in [4]

- CET1 capital declined $1.6B from 2Q14, driven by a decrease in accumulated other comprehensive income and earnings net of dividends
- Under the fully phased-in Standardized approach, the estimated CET1 ratio increased to 9.6% in 3Q14 from 9.5% in 2Q14, reflecting lower RWA
- Under the fully phased-in Advanced approaches, the estimated CET1 ratio decreased to 9.6% in 3Q14 from 9.9% in 2Q14, driven by additions to Operational Risk RWA

Supplementary Leverage Ratio (SLR) Fully Phased-in [3,5]

- Estimated bank holding company SLR is approximately 5.5%, exceeding the 5% required minimum
- Estimated primary bank subsidiary SLR, on a pro-forma basis following the BANA/FIA merger on 10/1/14 [6], is approximately 6.8%, exceeding the 6% required minimum

Note: Amounts may not total due to rounding.
[1] Regulatory capital ratios are preliminary. For important presentation information, see slide 27.
[2] On January 1, 2014, the Basel 3 rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting CET1 capital and Tier 1 capital.
[3] The fully phased-in 8.5% CET1 capital ratio minimum includes the 2.5% capital conservation buffer, 0% countercyclical buffer and an estimated 1.5% SIFI buffer (based on the Financial Stability Board's "Update of group of global systemically important banks (G-SIBs)" issued on November 11, 2013). The 5.0% Bank Holding Company SLR minimum includes the 2.0% leverage buffer.
[4] Represents a non-GAAP financial measure; see slide 24 for reconciliations.
[5] The supplementary leverage ratio is based on estimates from our current understanding of recently finalized rules issued by banking regulators on September 3, 2014. The estimated ratio is measured using quarter-end tier 1 capital calculated under Basel 3 on a fully phased-in basis. The denominator is calculated as the daily average of the sum of on-balance sheet assets as well as the simple average of certain off-balance sheet exposures at the end of each month in the quarter, including, among other items, derivatives and securities financing transactions.
[6] Ratio shown on a pro-forma basis to reflect the October 1, 2014 merger of FIA Card Services, National Association (FIA) into Bank of America, National Association (BANA), our primary bank subsidiary.

Bank of America
4

Funding and Liquidity 5 Global Excess Liquidity Sources ($B) 2 • Long-term debt decreased $7B from 2Q14 – Long-term debt yields declined 10bps from 2Q14, driven primarily by lower new issuance spreads – Issued $8B of parent long-term debt in 3Q14, including $3B of Tier 2 subordinated debt – Expect to remain opportunistic to meet future funding needs • Global Excess Liquidity Sources 2 remained strong at $429B – Parent company liquidity increased to $93B – Time to Required Funding 3 stable at 38 months ____________________ 1 Includes consolidated variable interest entities, some of which are securitizations that consolidate into our bank entities, and other non-holding company long-term debt. 2 See note I on slide 25 for definition of Global Excess Liquidity Sources. 3 See note J on slide 25 for definition of Time to Required Funding. For 3Q13 through 3Q14, we have included in the amount of unsecured contractual obligations the $8.6B liability, including estimated costs, for settlements such as the previously announced BNY Mellon private-label securitization settlement. 3Q14 TTF is further adjusted for the DoJ settlement. Long-term Debt ($B) Time to Required Funding (months) 3 $359 $376 $427 $431 $429 $0 $100 $200 $300 $400 $500 3Q13 4Q13 1Q14 2Q14 3Q14 Parent company Bank subsidiaries Other regulated entities 196 194 192 194 188 15 16 25 27 27 44 40 38 36 35 $255 $250 $255 $257 $250 $0 $100 $200 $300 3Q13 4Q13 1Q14 2Q14 3Q14 Parent company Bank Other 35 38 35 38 38 20 25 30 35 40 45 3Q13 4Q13 1Q14 2Q14 3Q14 1

Net Interest Income 6 • Reported net interest income (NII) 1 of $10.4B, up $0.2B from 2Q14 on less negative market-related adjustments and normalized NII improvements; the net interest yield improved 7bps to 2.29% • Excluding market-related adjustments, NII 1 of $10.5B increased modestly from 2Q14, and the net interest yield improved 4bps to 2.30% – Increase driven by improved long-term debt costs and one additional interest accrual day, partially offset by lower loan balances and yields • The balance sheet continues to be asset sensitive and positioned for NII to benefit as rates move higher, particularly on the short end of the curve ____________________ 1 FTE basis. Represents a non-GAAP financial measure; see note B on slide 25. Reported NII ($B) 1 NII Excluding Market-related Adjustments ($B) 1 $10.5 $11.0 $10.3 $10.2 $10.4 2.33% 2.44% 2.29% 2.22% 2.29% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 3Q13 4Q13 1Q14 2Q14 3Q14 Net interest income Net interest yield $10.5 $10.8 $10.6 $10.4 $10.5 2.35% 2.39% 2.36% 2.26% 2.30% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 3Q13 4Q13 1Q14 2Q14 3Q14 Net interest income Net interest yield

13.1 13.1 12.8 2.2 1.4 1.3 1.1 4.0 5.6 $16.4 $18.5 $19.7 $0 $5 $10 $15 $20 $25 3Q13 2Q14 3Q14 All Other LAS (excl. litigation) Litigation Expense Highlights ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure; see note C on slide 25. 2 Represents a non-GAAP financial measure. For important presentation information, see slide 27. • Total noninterest expense of $19.7B increased from both 2Q14 and 3Q13 due to higher litigation expense, partially offset by expense savings from ongoing initiatives – Litigation expense of $5.6B in 3Q14 included $4.9B associated with previously announced DoJ settlement • Noninterest expense, excluding litigation 2, of $14.2B declined $0.4B, or 2.7%, from 2Q14 driven by progress made on New BAC and Legacy Assets & Servicing (LAS) cost initiatives as well as lower revenue-related compensation costs in Global Markets – Compared to 3Q13, excluding litigation 2, noninterest expense declined $1.1B, or 7.3%, driven by lower LAS costs • FTE headcount down 7.4% from 3Q13, due primarily to reductions in LAS as well as Home Loans staff to align to a smaller mortgage market • Remain on track to achieve target of $1.1B in quarterly LAS expenses, excluding litigation, in 1Q15 • Reached target of $2.0B quarterly New BAC cost savings during 3Q14 Noninterest Expense ($B) Full-time Equivalent Employees (000's) 7 1 220.3 213.1 212.4 27.6 20.1 17.1 247.9 233.2 229.5 0 50 100 150 200 250 300 3Q13 2Q14 3Q14 FTEs (excluding LAS) LAS FTEs

$19.4 $17.4 $16.6 $15.8 $15.1 2.90x 2.78x 2.95x 3.67x 3.65x 0x 1x 2x 3x 4x 5x 6x 7x $0 $5 $10 $15 $20 $25 3Q13 4Q13 1Q14 2Q14 3Q14 T h o u s a n d s Allowance for loans and leases Allowance/annualized net charge-offs $1.7 $1.6 $1.4 $1.1 $1.0 0.73% 0.68% 0.62% 0.48% 0.46% -1% 1% 2% 3% $0 $1 $2 3Q13 4Q13 1Q14 2Q14 3Q14 Net charge-offs Net charge-off ratio ____________________ 1 See note D on slide 25. 2 See note E on slide 25. 3 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements. 4 See note F on slide 25. Asset Quality Trends Continued to Improve 8 Net Charge-offs ($B) 1, 2 Allowance for Loans and Leases ($B) 2, 4 Provision for Credit Losses ($B) Consumer 30+ Days Performing Past Due ($B) 3 $0.3 $0.3 $1.0 $0.4 $0.6 $0.0 $0.5 $1.0 $1.5 3Q13 4Q13 1Q14 2Q14 3Q14 $6.7 $6.6 $5.6 $5.2 $5.3 $0 $3 $6 $9 3Q13 4Q13 1Q14 2Q14 3Q14 3Q14 included $0.4B related to previously announced DoJ settlement

Consumer & Business Banking (CBB)

$ in millions	3Q14	Inc/(Dec) 2Q14	3Q13
Net interest income [1]	$4,952	$22	($104)
Noninterest income	2,559	118	91
Total revenue, net of interest expense [1]	7,511	140	(13)
Provision for credit losses	617	83	(144)
Noninterest expense	3,979	(5)	12
Income tax expense [1]	1,059	3	50
Net income	$1,856	$59	$69

Key Indicators ($ in billions)	3Q14	2Q14	3Q13
Average deposits	$545.1	$543.6	$522.0
Rate paid on deposits	0.06 %	0.06 %	0.10 %
Average loans and leases	$160.9	$160.2	$165.7
Client brokerage assets	108.5	105.9	89.5
Debit card purchase volumes	68.0	69.5	66.7
Mobile banking customers (MM)	16.1	15.5	14.0
Number of banking centers	4,947	5,023	5,243
Return on average allocated capital [2]	25.0 %	24.5 %	23.7 %
Allocated capital [2]	$29.5	$29.5	$30.0

Total U.S. consumer credit card [3] ($ in billions)	3Q14	2Q14	3Q13
Average outstandings	$88.9	$88.1	$90.0
Credit card purchase volumes	53.8	53.6	52.8
New card accounts (MM)	1.20	1.13	1.05
Net charge-off ratio	2.79 %	3.11 %	3.47 %
Risk-adjusted margin	9.33	8.97	8.68

- Net income of $1.9B, up 4% from 3Q13
- Noninterest income improved from both comparative periods driven by higher service charges and card income
- Provision for credit losses declined $144MM from 3Q13, driven by continued improvement in credit quality
- Return on average allocated capital increased to 25.0% from 23.7% in 3Q13
- Customer activity highlights:
  - Average organic deposit growth of $2.5B from 2Q14 and $25.9B from 3Q13
    - Rate paid on deposits remained low at 6bps in 3Q14
  - Average loans and leases increased $0.6B from 2Q14, led by growth in U.S. consumer credit card
  - Issued 1.2MM new total U.S. consumer credit cards, 64% to existing customers
  - Client brokerage assets increased to $108.5B in 3Q14, up $2.6B from 2Q14, driven by account flows
  - Mobile banking users reached 16.1MM; 11% of deposit transactions completed through mobile devices
  - Banking centers reduced to 4,947, down 76 from 2Q14 and 296 from 3Q13
  - Grew financial solutions advisors and small business banker specialists by 8% from 2Q14 and 16% from 3Q13

[1] FTE basis.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 27.
[3] Total U.S. consumer credit card includes portfolios in CBB and GWIM. In both 3Q14 and 2Q14, $3.2B of the U.S. consumer credit card portfolio was included in GWIM with the remaining in CBB.

Bank of America
9

Consumer Real Estate Services (CRES)[1]

$ in millions	3Q14	Inc/(Dec) 2Q14	3Q13
Net interest income[2]	$719	$22	($14)
Noninterest income	374	(319)	(470)
Total revenue, net of interest expense[2]	1,093	(297)	(484)
Provision for credit losses	286	306	594
Noninterest expense, excluding litigation[3]	1,970	(117)	(1,095)
Litigation expense	5,305	1,497	4,967
Income tax benefit[2]	(1,284)	403	(756)
Net loss	($5,184)	($2,386)	($4,194)

Key Indicators ($ in billions)	3Q14	2Q14	3Q13
Average loans and leases	$88.0	$88.3	$88.4
Total home loan originations[4]:			
First mortgage	11.7	11.1	22.6
Home equity	3.2	2.6	1.8
Core production revenue[5]	0.3	0.3	0.5
Servicing income	0.2	0.4	0.6
First lien servicing portfolio (# loans in MM)	3.9	4.1	4.7
MSR, end of period (EOP)	4.0	4.1	5.1
Capitalized MSR (bps)	81	82	82
Serviced for investors (EOP, in trillions)	0.5	0.5	0.6
LAS expense (excluding litigation)[3]	1.3	1.4	2.2
60+ days delinquent first lien loans (000's)	221	263	398
LAS employees (000's)[6]	18.5	22.3	32.2

- 3Q14 net loss of $5.2B increased from 2Q14, driven by the impact of the DoJ settlement
- Servicing income was down $142MM from 2Q14 due mainly to less favorable MSR net hedge results due to changes in assumptions related to servicing costs
- Total production revenue was down $105MM from 2Q14, due largely to an increase in provision for representations and warranties of $80MM
- Total first-lien retail mortgage originations[4] increased 6% from 2Q14 to $11.7B
  - Origination pipeline down 12% vs. 2Q14
- Provision for credit losses increased from 2Q14, driven primarily by $0.4B additional reserves associated with the consumer relief portion of the DoJ settlement
- LAS expense, excluding litigation[3], declined to $1.3B from $1.4B in 2Q14
  - 60+ days delinquent loans serviced dropped 42k from 2Q14 to 221k in 3Q14
  - Remain on track to achieve target of $1.1B in quarterly LAS expenses, excluding litigation, in 1Q15
- Total staffing declined 13% from 2Q14[6], due primarily to continued reductions in LAS, as well as actions taken in sales and fulfillment as refinance demand slowed

[1] CRES includes Home Loans and Legacy Assets & Servicing.
[2] FTE basis.
[3] Represents a non-GAAP financial measure; see note C on slide 25.
[4] Home loan originations include loan production in CRES with the remaining first mortgage and home equity loan production primarily in GWIM.
[5] Core production revenue excludes representations and warranties provision.
[6] Includes other FTEs supporting LAS (contractors and offshore).

Bank of America
10

1,144 1,181 1,190 1,229 1,209 780 821 842 879 888 242 245 244 237 239 117 119 120 123 126 $2,283 $2,366 $2,396 $2,468 $2,462 $500 $1,000 $1,500 $2,000 $2,500 3Q13 4Q13 1Q14 2Q14 3Q14 Other client balances Assets under management Client deposits Loans and leases Global Wealth & Investment Management (GWIM) 11 ____________________ 1 FTE basis. 2 Includes Financial Advisors in CBB of 1,868, 1,716 and 1,585 at 3Q14, 2Q14 and 3Q13, respectively. 3 See note K on slide 25 for definition of Financial Advisor Productivity. 4 Represents a non-GAAP financial measure. For important presentation information, see slide 27. 5 Includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. Total Client Balances ($B, EOP) • Strong third quarter results with record revenue of $4.7B and record net income of $0.8B • Record asset management fees drove noninterest income up 3% vs. 2Q14, while transactional volumes remained flat • Noninterest expense declined from 2Q14 reflecting lower support costs, litigation and licensing fees, partially offset by revenue-related incentive compensation • Client balances of nearly $2.5T, down $6B from 2Q14 as solid inflows were offset by market valuations – Long-term AUM flows of $11.2B, positive for the 21st consecutive quarter – Record period-end loans of $126B, up $2.2B from 2Q14 – Period-end deposits of $239B, up $1.7B from 2Q14 $ in millions Net interest income 1 $1,460 ($25) ($18) Noninterest income 3,206 102 294 Total revenue, net of interest expense 1 4,666 77 276 Provis ion for credit losses (15) (7) (38) Noninterest expense 3,403 (42) 156 Income tax expense 1 465 39 65 Net income $813 $87 $93 Key Indicators ($ in billions) Long-term AUM flows $11.2 $11.9 $10.3 Liquidi ty AUM flows 5.9 0.1 2.9 Financia l Advisors (in thousands) 2 15.9 15.6 15.6 Financia l Advisor Productivi ty ($ in MM) 3 $1.08 $1.06 $1.00 Wealth Advisors (in thousands) 2 17.0 16.7 16.8 Pre-tax margin 27.4% 25.1% 25.5 % Return on average a l located capita l 4 27.0 24.4 28.7 Al located capita l 4 $12.0 $12.0 $10.0 Inc/(Dec) 3Q14 2Q14 3Q13 3Q14 2Q14 3Q13 5

Global Banking

$ in millions	3Q14	Inc/(Dec) 2Q14	Inc/(Dec) 3Q13
Net interest income [1]	$2,249	$9	$48
Noninterest income	1,844	(95)	37
Total revenue, net of interest expense [1]	4,093	(86)	85
Provision for credit losses	(32)	(164)	(354)
Noninterest expense	1,904	4	(19)
Income tax expense [1]	807	12	181
Net income	$1,414	$62	$277

Key Indicators ($ in billions)	3Q14	2Q14	3Q13
Average loans and leases	$267.0	$271.4	$260.1
Average deposits	265.7	258.9	239.2
Business Lending revenue	1.8	1.8	1.9
Global Transaction Services revenue	1.5	1.5	1.5
Return on average allocated capital [2]	18.1 %	17.5 %	19.6 %
Allocated capital [2]	$31.0	$31.0	$23.0
Net charge-off ratio	0.07 %	(0.04) %	0.05 %
Reservable criticized	$9.0	$9.5	$10.1
Nonperforming assets	0.8	0.7	0.9

Corporation-wide IB Fees ($ in millions)	3Q14	2Q14	3Q13
Advisory	$316	$264	$255
Debt	784	891	809
Equity	315	514	329
Gross IB fees (incl. self-led)	1,415	1,669	1,393
Self-led	(64)	(38)	(96)
Net IB fees (excl. self-led)	$1,351	$1,631	$1,297

- Net income of $1.4B, up 24% from 3Q13, driven by improved provision expense and, to a lesser degree, higher revenue
- Corporation-wide investment banking fees of $1.4B (excluding self-led deals) up 4% from 3Q13; down 17% vs. 2Q14 due to lower underwriting fees, partially offset by higher advisory fees
  - Ranked #3 globally in IB fees with 6.6% market share [3]
- Provision benefit of $32MM in 3Q14; released $82MM of reserves in 3Q14 vs. $287MM reserve build in 3Q13
- Average loans and leases decreased $4.4B from 2Q14 due to pricing pressures and certain paydowns in C&I and commercial real estate; increased $7.0B vs. 3Q13 mainly due to growth in C&I and commercial real estate
- Average deposit balances increased $6.8B from 2Q14 and $26.5B from 3Q13
  - Ending deposits declined $15.1B vs. 2Q14, driven by optimization efforts, including the reduction of deposits with less LCR benefit
- Return on average allocated capital increased to 18.1% from 17.5% in 2Q14

[1] FTE basis.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 27.
[3] Ranking per Dealogic as of October 1, 2014.

Bank of America

12

Global Markets

$ in millions	3Q14	Inc/(Dec) 2Q14	3Q13
Net interest income [1]	$988	$36	$19
Noninterest income (excl. net DVA) [2,3]	2,943	(619)	249
Total revenue (excl. net DVA) [1,2,3]	3,931	(583)	268
Net DVA	205	136	649
Total revenue, net of interest expense [1,3]	4,136	(447)	917
Provision for credit losses	45	26	(2)
Noninterest expense	2,936	73	55
Income tax expense [1]	386	(215)	(780)
Net income	$769	($331)	$1,644
Net income (excl. net DVA and U.K. tax change) [2]	$641	($416)	$110

Key Indicators ($ in billions)	3Q14	2Q14	3Q13
Average trading-related assets	$446.5	$459.9	$442.6
Average loans and leases	62.9	63.6	64.5
IB fees [3]	0.6	0.8	0.6
Sales and trading revenue	3.5	3.5	2.6
Sales and trading revenue (excl. net DVA) [2]	3.3	3.4	3.0
FICC (excl. net DVA) [4]	2.2	2.4	2.0
Equities (excl. net DVA) [4]	1.0	1.0	1.0
Average VaR ($ in MM) [5]	50	51	56
Return on average allocated capital [6]	9.0 %	13.0 %	n/m
Excluding net DVA and U.K. tax change [2]	7.5	12.5	7.1 %
Allocated capital [6]	34.0	34.0	30.0

- Net income of $0.8B increased $1.6B vs. 3Q13
  - 3Q13 included a $1.1B charge related to the remeasurement of the U.K. deferred tax asset (DTA)
  - Excluding DVA and U.K. tax change [2], net income of $0.6B increased 21% from 3Q13; down from 2Q14 due to seasonality and higher litigation expense
- Revenue, excluding net DVA [2], increased $268MM, or 7%, from 3Q13, driven by improved sales and trading results
- Excluding net DVA [2,4], sales and trading revenue of $3.3B increased 9% from 3Q13
  - FICC revenue increased $218MM, or 11%, from 3Q13, driven by strong results in currencies due to increased volatility in the period, as well as gains in mortgages and commodities
  - Equities revenue increased $57MM, or 6%, from 3Q13 on higher client financing revenues
- Noninterest expense increased $55MM from 3Q13, primarily driven by higher revenue-related incentives

[1] FTE basis.
[2] Represents a non-GAAP financial measure; see note G on slide 25.
[3] In addition to sales and trading revenue, Global Markets shares with Global Banking in certain deal economics from investment banking and loan origination activities.
[4] Represents a non-GAAP financial measure; see note H on slide 25.
[5] See note L on slide 25 for definition of VaR.
[6] Represents a non-GAAP financial measure. For important presentation information, see slide 27.
n/m = not meaningful

Bank of America
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All Other [1]

$ in millions	3Q14	Inc/(Dec) 2Q14	Inc/(Dec) 3Q13
Net interest income [2]	$76	$154	$34
Noninterest income	(141)	(67)	(1,124)
Total revenue, net of interest expense [2]	(65)	87	(1,090)
Provision for credit losses	(265)	(19)	284
Noninterest expense	245	(209)	(723)
Income tax benefit [2]	(545)	(71)	(433)
Net income	$500	$386	($218)

Key Indicators ($ in billions)	3Q14	2Q14	3Q13
Average loans and leases	$199.4	$210.6	$232.5
Average deposits	29.3	35.9	35.4
Book value of Global Principal Investments	1.0	1.1	1.9
Total BAC equity investment exposure	11.4	11.5	12.7

- Net income of $0.5B declined from 3Q13 due primarily to lower equity investment income, partially offset by lower noninterest expense and certain discrete tax benefits
- Revenue was impacted by the following selected items:

$ in millions	3Q14	2Q14	3Q13
Equity investment income (loss)	($51)	$56	$1,122
Gains on sales of debt securities	410	382	347
U.K. payment protection insurance provision [3]	(298)	(43)	(66)

- Provision benefit flat to 2Q14 and declined vs. 3Q13
  - Reserve release of $393MM, $257MM and $867MM in 3Q14, 2Q14 and 3Q13, respectively
- Noninterest expense decreased from 3Q13 due to lower litigation and personnel costs

[1] All Other consists of ALM activities, equity investments, the international consumer card business, liquidating businesses, residual expense allocations and other. ALM activities encompass the whole-loan residential mortgage portfolio and investment securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include Global Principal Investments and certain other investments. Additionally, All Other includes certain residential mortgage loans that are managed by LAS. During 1Q14, the management of structured liabilities and the associated DVA (previously referred to as fair value adjustments on structured liabilities) were moved into Global Markets from All Other to better align the performance risk of these instruments. Prior periods have been reclassified to conform to current period presentation.

[2] FTE basis.

[3] In the U.K., we previously sold payment protection insurance through our international card services business to credit card and consumer loan customers.

Bank of America

14

Key Takeaways 15 • Business performance showed good progress – 4 of 5 businesses improved earnings compared to the year-ago period – Reduced delinquent servicing and mortgage fulfillment costs • Lowered non-litigation costs to drive improved efficiency • Asset quality continued to improve; net charge-off ratio at decade low • Took actions to further strengthen the balance sheet and manage capital and liquidity levels • Resolved outstanding RMBS issues with the DoJ, certain federal agencies and six states

Appendix

Results by Business Segment

$ in millions	3Q14						
	Total Corporation	CBB	CRES	GWIM	Global Banking	Global Markets	All Other
Net interest income [1]	**$10,444**	$4,952	$719	$1,460	$2,249	$988	$76
Card income	**1,500**	1,234	-	52	104	17	93
Service charges	**1,907**	1,137	-	19	684	67	-
Investment and brokerage services	**3,327**	62	-	2,713	24	522	6
Investment banking income (loss)	**1,351**	-	-	111	727	577	(64)
Equity investment income (loss)	**9**	29	-	-	2	29	(51)
Trading account profits	**1,899**	-	1	48	59	1,786	5
Mortgage banking income (loss)	**272**	-	358	1	-	-	(87)
Gains on sales of debt securities	**432**	13	1	1	-	7	410
Other income (loss)	**293**	84	14	261	244	143	(453)
Total noninterest income	**10,990**	2,559	374	3,206	1,844	3,148	(141)
Total revenue, net of interest expense [1]	**21,434**	7,511	1,093	4,666	4,093	4,136	(65)
Total noninterest expense	**19,742**	3,979	7,275	3,403	1,904	2,936	245
Pre-tax, pre-provision earnings (loss) [1]	**1,692**	3,532	(6,182)	1,263	2,189	1,200	(310)
Provision for credit losses	**636**	617	286	(15)	(32)	45	(265)
Income (loss) before income taxes [1]	**1,056**	2,915	(6,468)	1,278	2,221	1,155	(45)
Income tax expense (benefit) [1]	**888**	1,059	(1,284)	465	807	386	(545)
Net income (loss)	**$168**	$1,856	($5,184)	$813	$1,414	$769	$500

[1] FTE basis. FTE basis for the total Corporation and pre-tax, pre-provision earnings are non-GAAP financial measures.

Bank of America

17

$4.6 $2.2 $3.7 $2.7 ($4.1) $5.3 $2.3 $4.0 $2.9 ($13.0) Consumer & Business Banking Global Wealth & Investment Management Global Banking Global Markets (excl. net DVA and U.K. tax change) Consumer Real Estate Services 3Q13 YTD 3Q14 YTD 3Q14 YTD ROAAC 1 25.4% 17.3% 11.6% 24.2% YTD Business Segment Results 18 Net Income (Loss) ($B) and Return on Average Allocated Capital (ROAAC) (%) 1 by Business Segment c o m p u t e r ____________________ Note: Does not include the net income (loss) from All Other. Growth percentages shown represent change from nine months ended September 30, 2013 to nine months ended September 30, 2014. 1 Represents a non-GAAP financial measure. For important presentation information, see slide 27. 2 Represents a non-GAAP financial measure; see note G on slide 25. n/m = not meaningful n/m 2

$10.1 $3.5 $6.6 $4.0 ($6.2) $10.4 $3.6 $6.7 $4.5 ($17.6) Consumer & Business Banking Global Wealth & Investment Management Global Banking Global Markets (excl. net DVA) Consumer Real Estate Services 3Q13 YTD 3Q14 YTD n/m YTD Business Segment PPNR Total Pre-tax, Pre-provision Earnings (Loss) by Business Segment ($B) 1 ____________________ Note: Does not include the pre-tax, pre-provision earnings (loss) from All Other. Growth percentages shown represent change from nine months ended September 30, 2013 to nine months ended September 30, 2014. 1 FTE basis. For important presentation information, see slide 27. 2 Represents a non-GAAP financial measure; see note G on slide 25. n/m = not meaningful 2 19

Business Metrics Reflect Progress Consumer Metrics 20 Avg. Consumer and Business Banking Deposits ($B) and Rate Paid (bps) Mobile Banking Active Accounts (units in MM) 1 Banking Centers 5,540 5,243 4,947 3,000 4,000 5,000 6,000 3Q12 3Q13 3Q14 $75.9 $89.5 $108.5 $0 $20 $40 $60 $80 $100 $120 3Q12 3Q13 3Q14 $478 $522 $545 19 10 6 0 10 20 30 40 $0 $100 $200 $300 $400 $500 $600 3Q12 3Q13 3Q14 Average deposits Rate paid on deposits (bps) 857 1,048 1,202 60% 61% 64% 0% 25% 50% 75% 100% 0 200 400 600 800 1,000 1,200 1,400 3Q12 3Q13 3Q14 New card issuance % w/existing relationship 11.1 14.0 16.1 1% 8% 11% 0% 5% 10% 15% 20% 0 5 10 15 20 3Q12 3Q13 3Q14 Mobile banking active accounts Mobile % of total deposit transactions 1,085 1,144 1,209 693 780 888 244 242 239 106 117 126 $2,128 $2,283 $2,462 $500 $1,000 $1,500 $2,000 $2,500 3Q12 3Q13 3Q14 Other client balances Assets under management Client deposits Loans and leases Merrill Edge Brokerage Assets ($B) Total U.S. Consumer New Card Issuance (units in 000’s) GWIM Client Balances ($B) 2 ____________________ 1 Mobile check deposits capability launched in mid-2012. 2 Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet.

Business Metrics Reflect Progress Banking and Markets Metrics 21 ____________________ Note: Amounts may not total due to rounding. 1 FTE basis. For important presentation information, see slide 27. 2 Represents a non-GAAP financial measure; see note G on slide 25. 3 VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. 4 Source: Bloomberg and based on share of S&P 500. Market Share in U.S. Cash Equities 4 Avg. Global Banking Loans ($B) Global Banking Revenue ($B) 1 Sales & Trading Revenue (excl. DVA) ($B) 2 Avg. Global Banking Deposits ($B) Avg. Trading-related Assets ($B) and VaR ($MM) 3 14.0% 14.6% 14.2% 0% 4% 8% 12% 16% 3Q12 3Q13 3Q14 1.7 1.7 1.7 1.4 1.6 1.7 0.7 0.7 0.7 $3.8 $4.0 $4.1 $0 $1 $2 $3 $4 $5 3Q12 3Q13 3Q14 Commercial Bank Corporate Bank Investment Bank 2.5 2.0 2.2 0.7 1.0 1.0 $3.2 $3.0 $3.3 $0 $1 $2 $3 $4 3Q12 3Q13 3Q14 FICC Equities 163 166 190 64 73 75 $227 $239 $266 $0 $100 $200 $300 3Q12 3Q13 3Q14 Noninterest-bearing Interest-bearing $462 $443 $446 $55 $56 $50 $0 $25 $50 $75 $100 $125 $150 $0 $100 $200 $300 $400 $500 $600 3Q12 3Q13 3Q14 Trading-related assets Avg VaR $221 $260 $267 $0 $100 $200 $300 3Q12 3Q13 3Q14

Representations and Warranties Exposure [1]

New Claim Trends (UPB)

$ in millions	3Q13	4Q13	1Q14	2Q14	3Q14	Mix [2]
Pre 2005	$48	$42	$96	$24	$29	2 %
2005	207	278	74	72	374	8
2006	826	1,614	973	351	307	33
2007	303	1,826	50	1,948	1,648	55
2008	112	30	11	4	4	1
Post 2008	60	38	48	39	15	1
New Claims	$1,556	$3,828	$1,252	$2,438	$2,377 [3]	
% GSEs	*32 %*	*10 %*	*12 %*	*4 %*	*3 %*	
Rescinded claims	$412	$471	$162	$255	$47	
Approved repurchases	269	270	177	240	88	

Outstanding Claims by Counterparty (UPB)

$ in millions	3Q13	4Q13	1Q14	2Q14	3Q14
GSEs	$998	$170	$124	$76	$70
Private	14,649	17,953	18,604	20,551	23,012 [3]
Monolines	1,533	1,532	1,536	1,085	1,087
Total	$17,180	$19,655	$20,264	$21,712	$24,169

Reserves Established (Balances Shown for 2004-2008 Originations) ($B)

Counterparty	Original Balance	Outstanding Balance	Have Paid	Reserves Established [4,5]	Commentary [4,6]
GSE - Whole loans	$1,118	$207			FHLMC and FNMA Agreements
Second-lien monoline	81	9			Completed agreements with Assured, Syncora, MBIA and FGIC
Whole loans sold	55	10			Reserves established
Private label (CFC issued)	409	99			BNY Mellon settlement received court approval and pending appeal
Private label (non CFC bank issued)	249	41			Reserves established; Included in RPL
Private label (3rd party issued)	176	42			Reserves established; Included in RPL
	$2,088	$408	$25.5	$11.9	

[1] Exposures identified above relate only to repurchase claims associated with purported representations and warranties breaches. They do not include any exposures associated with related litigation matters; separate foreclosure costs and related costs and assessments; or possible losses related to potential claims for breaches of performance of servicing obligations, potential securities law or fraud claims, potential indemnity or other claims against us, including claims related to loans guaranteed by the FHA. If adverse to us, the aforementioned items could have a material adverse effect on our financial results in future periods.

[2] Mix for new claim trends is calculated based on last four quarters.

[3] Outstanding private claims at September 30, 2014 includes $9.0B of claims submitted without individual loan file reviews and the $2.4B of new claims received in 3Q14 includes $2.1B of claims submitted without individual loan file reviews.

[4] Level of reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, changes in estimated repurchase rates, economic conditions, home prices, consumer and counterparty behavior, the applicable statute of limitations and a variety of judgmental factors.

[5] Does not include litigation reserves established. In addition, the company currently estimates the RPL could be up to $4B over accruals at September 30, 2014, unchanged from June 30, 2014. The remaining RPL covers principally non-GSE exposures.

[6] Refer to pages 54-57 of the Corporation's 2013 Annual Report on Form 10-K on file with the SEC for additional disclosures.

Bank of America
22

Home Loans Asset Quality Key Indicators

$ in millions	Residential Mortgage[1]				Home Equity[1]			
	3Q14		2Q14		3Q14		2Q14	
	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired Loans	As Reported	Excluding Purchased Credit-impaired Loans
Loans end of period	$224,728	$137,174	$237,136	$138,751	$87,508	$81,687	$89,499	$83,432
Loans average	233,291	138,761	241,432	141,735	88,425	82,502	90,568	84,375
Net charge-offs[2]	$53	$53	($35)	($35)	$89	$89	$239	$239
% of average loans	0.09 %	0.15 %	(0.06) %	(0.10) %	0.40 %	0.43 %	1.06 %	1.14 %
Allowance for loan losses	$3,022	$2,249	$3,214	$2,195	$3,454	$2,637	$3,694	$2,877
% of loans	1.34 %	1.64 %	1.36 %	1.58 %	3.95 %	3.23 %	4.13 %	3.45 %
Average refreshed (C)LTV[3]		64		66		70		71
90%+ refreshed (C)LTV[3]		13 %		15 %		24 %		26 %
Average refreshed FICO		738		735		747		746
% below 620 FICO		8 %		9 %		7 %		7 %

[1] Excludes FVO loans.
[2] Excludes write-offs of PCI loans of $196MM and $70MM related to residential mortgage and $50MM and $90MM related to home equity for 3Q14 and 2Q14. Net charge-off ratios including the PCI write-offs for residential mortgage were 0.42% and 0.06%, and for home equity were 0.63% and 1.46% for 3Q14 and 2Q14.
[3] Loan-to-value (LTV) calculations apply to the residential mortgage portfolio. Combined loan-to-value (CLTV) calculations apply to the home equity portfolio.

Bank of America 23

____________________ 1 Regulatory capital ratios are preliminary. 2 On January 1, 2014, the Basel 3 rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting CET1 capital and Tier 1 capital. $ in millions Regulatory Capital – Basel 3 transition to fully phased-in Common equity tier 1 capital (transition) $152,852 $153,582 Adjustments and deductions recognized in Tier 1 capital during transition (10,191) (10,547) Other adjustments and deductions phased in during transition (7,115) (5,852) Common equity tier 1 capital (fully phased-in) $135,546 $137,183 Risk-weighted Assets – As reported to Basel 3 (fully phased-in) As reported risk-weighted assets $1,271,605 $1,284,924 Change in risk-weighted assets from reported to fully phased-in 146,581 151,901 Basel 3 Standardized approach risk-weighted assets (fully phased-in) 1,418,186 1,436,825 Change in risk-weighted assets for advanced models (8,369) (49,390) Basel 3 Advanced approaches risk-weighted assets (fully phased-in) $1,409,817 $1,387,435 Regulatory Capital Ratios Basel 3 Standardized approach common equity tier 1 (transition) 12.0% 12.0 % Basel 3 Standardized approach common equity tier 1 (fully phased-in) 9.6 9.5 Basel 3 Advanced approaches common equity tier 1 (fully phased-in) 9.6 9.9 September 30 2014 September 30 2014 September 30 2014 June 30 2014 June 30 2014 June 30 2014 24 Regulatory Capital Reconciliations 1, 2

Notes 25 Notes on non-GAAP financial measures For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. A On a GAAP basis, net interest income (NII); total revenue, net of interest expense; pre-tax, pre-provision earnings; income before income taxes; and income tax expense were $10.2B, $21.2B, $1.5B, $831MM, and $663MM, respectively, for 3Q14. B On a GAAP basis, reported NII was $10.2B, $10.0B, $10.1B, $10.8B and $10.3B for 3Q14, 2Q14, 1Q14, 4Q13 and 3Q13, respectively. Market-related adjustments of premium amortization expense and hedge ineffectiveness were ($0.1)B, ($0.2)B, ($0.3)B, $0.2B and $0.0B for 3Q14, 2Q14, 1Q14, 4Q13 and 3Q13, respectively. C LAS noninterest expense was $6.6B, $5.2B and $2.5B in 3Q14, 2Q14 and 3Q13, respectively. LAS litigation expense was $5.3B, $3.8B and $336MM in 3Q14, 2Q14 and 3Q13, respectively. CRES noninterest expense was $7.3B, $5.9B and $3.4B in 3Q14, 2Q14 and 3Q13, respectively. CRES litigation expense was $5.3B, $3.8B and $338MM for 3Q14, 2Q14 and 3Q13, respectively. D Net charge-offs exclude write-offs of PCI loans of $246MM, $160MM, $391MM, $741MM and $443MM for 3Q14, 2Q14, 1Q14, 4Q13 and 3Q13, respectively. Including the write- offs of PCI loans, total annualized net charge-offs and PCI write-offs as a percentage of total average loans and leases outstanding were 0.57%, 0.55%, 0.79%, 1.00% and 0.92% for 3Q14, 2Q14, 1Q14, 4Q13 and 3Q13, respectively. E 4Q13 included $144MM of charge-offs associated with a clarification of regulatory guidance on the accounting for TDRs in the home loans portfolio. Excluding this impact, NCOs were $1.4B, NCO ratio was 62bps and the allowance/annualized NCOs ratio was 3.08x. F The allowance/annualized net charge-offs and PCI write-offs ratios were 2.95x, 3.20x, 2.30x, 1.89x and 2.30x, and the allowance (excluding PCI loans)/annualized net charge-offs ratios were 3.27x, 3.25x, 2.58x, 2.38x and 2.42x, which excludes valuation allowance on PCI loans of $1.6B, $1.8B, $2.1B, $2.5B and $3.2B for 3Q14, 2Q14, 1Q14, 4Q13 and 3Q13, respectively. G During 1Q14, the management of structured liabilities and the associated DVA were moved into Global Markets from All Other to better align the performance risk of these instruments. As such, net DVA represents the combined total of net DVA on derivatives and structured liabilities. Prior periods have been reclassified to conform to current period presentation. Net DVA results were gains (losses) of $205MM, $69MM, ($444)MM and ($1.9)B for 3Q14, 2Q14, 3Q13 and 3Q12, respectively. Net DVA results were gains (losses) of $386MM and ($539)MM for the nine months ended September 30, 2014 and 2013. 3Q13 included a $1.1B charge as a result of a change in the U.K. corporate tax rate. H Net DVA included in FICC revenue was gains (losses) of $134MM, $56MM and ($393)MM for 3Q14, 2Q14 and 3Q13, respectively. Net DVA included in equities revenue was gains (losses) of $71MM, $13MM and ($51)MM for 3Q14, 2Q14 and 3Q13, respectively. Definitions I Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or other regulated entities are subject to certain regulatory restrictions. J Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. K Financial Advisor Productivity is defined as annualized Merrill Lynch Global Wealth Management total revenue divided by the total number of Financial Advisors (excluding Financial Advisors in CBB). Total revenue excludes corporate allocation of net interest income related to certain ALM activities. L VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $26MM, $27MM and $33MM for 3Q14, 2Q14 and 3Q13, respectively.

Forward-Looking Statements 26 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this presentation represent Bank of America's current expectations, plans or forecasts of its future results and revenues, and future business and economic conditions more generally, and other matters. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of Bank of America's 2013 Annual Report on Form 10-K, and in any of Bank of America's subsequent Securities and Exchange Commission filings: the Company's ability to resolve representations and warranties repurchase claims made by monolines and private-label and other investors, including as a result of any adverse court rulings, and the chance that the Company could face related servicing, securities, fraud, indemnity or other claims from one or more counterparties, including monolines or private-label and other investors; the possibility that final court approval of negotiated settlements is not obtained; the possibility that the court decision with respect to the BNY Mellon Settlement is overturned on appeal in whole or in part; potential claims, damages, penalties and fines resulting from pending or future litigation and regulatory proceedings, the possibility that the European Commission will impose remedial measures in relation to its investigation of the Company's competitive practices; the possible outcome of LIBOR, other reference rate and foreign exchange inquiries and investigations; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the possibility that the Company may not collect mortgage insurance claims; the possibility that future claims, damages, penalties and fines may occur in excess of the Company’s recorded liability and estimated range of possible losses for litigation exposures; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; uncertainties related to the timing and pace of Federal Reserve tapering of quantitative easing, and the impact on global interest rates, currency exchange rates, and economic conditions in a number of countries; the possibility of future inquiries or investigations regarding pending or completed foreclosure activities; the possibility that unexpected foreclosure delays could impact the rate of decline of default-related servicing costs; uncertainty regarding timing and the potential impact of regulatory capital and liquidity requirements (including Basel 3); the negative impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Company's businesses and earnings, including as a result of additional regulatory interpretation and rulemaking and the success of the Company's actions to mitigate such impacts; the potential impact of implementing and conforming to the Volcker Rule; the potential impact of future derivative regulations; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; reputational damage that may result from negative publicity, fines and penalties from regulatory violations and judicial proceedings; the Company's ability to fully realize the anticipated cost savings in Legacy Assets & Servicing, including in accordance with currently anticipated timeframes; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties with which we do business, including as a result of cyber attacks; the impact on the Company's business, financial condition and results of operations of a potential higher interest rate environment; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation. • The Company's fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on its current understanding of the Standardized and Advanced approaches under the Basel 3 rules, assuming all relevant regulatory model approvals, except for the potential reduction to risk-weighted assets resulting from removal of the Comprehensive Risk Measure surcharge. These estimates will evolve over time as the Company's businesses change and as a result of further rulemaking or clarification by U.S. regulatory agencies. The Basel 3 rules require approval by banking regulators of certain models used as part of risk-weighted asset calculations. If these models are not approved, the Company's capital ratio would likely be adversely impacted, which in some cases could be significant. The Company continues to evaluate the potential impact of proposed rules and anticipates it will be in compliance with any final rules by the proposed effective dates. • Certain financial measures contained herein represent non-GAAP financial measures. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended September 30, 2014 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, business segment exposures and risk profile, regulatory constraints and strategic plans. As part of this process, in the first quarter of 2014, the Company adjusted the amount of capital being allocated to its business segments. This change resulted in a reduction of the unallocated capital, which is reflected in All Other, and an aggregate increase to the amount of capital being allocated to the business segments. Prior periods were not restated. Important Presentation Information 27